EXHIBIT 10.43

EXECUTION VERSION

NOTE PURCHASE AGREEMENT
This NOTE PURCHASE AGREEMENT (this “Agreement”), is made and entered into as of December 21, 2018, by and between Resolute Forest Products Inc. (the “Company”), and the investors listed in Schedule I affixed hereto (collectively, the “Noteholders” and each, a “Noteholder”).
W I T N E S S E T H
WHEREAS, the Company as of the date hereof has issued and outstanding $600,000,000 principal amount of the 5.875% Senior Notes due 2023 (the “Notes”), issued pursuant to that certain Indenture, dated as of May 8, 2013 (as amended, supplemented or modified from time to time, the “Indenture”), by and among the Company, the guarantors party thereto and Wells Fargo, National Association, as Trustee (the “Trustee”);
WHEREAS, the Company has entered into on October 2, 2018, a definitive asset purchase agreement to sell its paper and pulp mill in Catawba, South Carolina (the “Asset Sale”);
WHEREAS, each Noteholder is the beneficial owner of the aggregate principal amount of Notes set forth opposite its name on Schedule I attached hereto (with respect to each such Noteholder, such Noteholder’s “Transferred Notes”); and
WHEREAS, the parties hereto have determined to enter into this Agreement, pursuant to which, among other things, in accordance with the terms and conditions hereof and subject to the consummation of the Asset Sale, each Noteholder shall sell and transfer to the Company, and the Company shall purchase and acquire from each Noteholder, all of the Transferred Notes held by such Noteholder.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1.Defined Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture.
SECTION 2.Purchase and Sale of Notes. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Noteholders agree, severally and not jointly, to sell to the Company, and the Company agrees to purchase from the Noteholders, on the Closing Date, at a purchase price of 100.00% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the Closing Date (the “Purchase Price”), the respective principal amounts of the Transferred Notes.

1

EXECUTION VERSION

SECTION 3.Closing and Closing Deliveries.
(a)    The closing of the purchase and sale of the Transferred Notes hereunder (the “Closing”) shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, LLP, 1285 Avenue of the Americas, New York, NY 10019, at 10:00 a.m., local time, on the later of January 3, 2019 and the second (2nd) Business Day following the satisfaction or, to the extent permitted by applicable law, waiver, by the parties entitled to provide such a waiver, of the conditions set forth in Section 10 below (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver, by the parties entitled to provide such a waiver, of those conditions), unless another date, time or place is agreed to in writing by the parties hereto(the “Closing Date”).
(b)    At the Closing, the below events shall simultaneously occur:
(i)    the Company shall pay to each Noteholder, by wire transfer of immediately available funds (to an account or accounts to be designated by each Noteholder at least five (5) Business Days prior to the Closing), cash in U.S. Dollars in an amount equal to each such Noteholder’s Purchase Price; and
(ii)    each Noteholder shall effect by book entry, in accordance with the applicable procedures of the Depository Trust Company, the delivery to the Company (or its transfer agent or designee) of all of each such Noteholder’s Transferred Notes.
SECTION 4.    Representations and Warranties of the Noteholders. Each Noteholder, severally and neither jointly nor jointly and severally, represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:
(a)    Title to Notes.
(i)    Such Noteholder is the sole beneficial owner of such Noteholder’s Transferred Notes in the aggregate principal amount set forth opposite such Noteholder’s name on Schedule I hereto.
(ii)    The Transferred Notes set forth opposite the name of such Noteholder on Schedule I hereto are held by such Noteholder free and clear of all Liens (other than those arising under securities laws).
(iii)    Other than this Agreement, such Noteholder is not party to or bound by any contract, option or other arrangement or understanding with respect to the purchase, sale, delivery, transfer, gift, pledge, hypothecation, encumbrance, assignment or other disposition or acquisition of (including by operation of law) any Notes (or any rights or interests of any nature whatsoever in or with respect to any Notes), or as to voting, agreeing or consenting (or abstaining therefrom) with respect to any amendment to or waiver of any terms of, or taking any action whatsoever

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with respect to, the Notes or the Indenture, other than agreements that will terminate upon the consummation of all the transactions under Section 3 hereof.
(b)    Existence; Authority; Binding Effect.
(i)    Such Noteholder is duly incorporated or organized, validly existing and in good standing or active under the laws of its jurisdiction of organization.
(ii)    Such Noteholder has full legal capacity, power and authority to execute and deliver this Agreement and any other agreements or instruments executed or to be executed by it in connection herewith and to consummate the transactions contemplated herein and therein. The signatory on the signature page hereto executing this Agreement as advisor to the entities listed on Schedule I hereto has all necessary power and authority (corporate, partnership, LLC or otherwise) to execute this Agreement on behalf of such entities listed on Schedule I hereto.
(iii)    The execution, delivery and performance by such Noteholder of this Agreement and any other agreements or instruments executed or to be executed and delivered by such Noteholder in connection herewith, and the consummation of the transactions contemplated hereby and thereby by such Noteholder, have been duly and validly authorized and approved by the board of directors or other governing body of such Noteholder, and no other actions on the part of such Noteholder are necessary in respect thereof.
(iv)    This Agreement is, and each of the other agreements and instruments executed hereunder by such Noteholder in connection herewith will be, a valid and binding obligation of such Noteholder, in each case, enforceable against such Noteholder in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
(c)    No Brokers or Finders. Such Noteholder has not incurred nor become liable for any broker’s commission or finder’s fee relating to the transactions contemplated by this Agreement.
(d)    Advice. Such Noteholder has completed its own independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other advisors in determining the legal, tax, financial and other consequences of this Agreement and the transactions contemplated hereby and the suitability of this Agreement and the transactions contemplated hereby for such Noteholder and its particular circumstances.
(e)    Sophisticated Investor. Such Noteholder represents and warrants to the Company that it is a financially sophisticated investor and is fully aware of the risks involved in the transaction contemplated hereunder.

EXECUTION VERSION

(f)    No Other Representations or Warranties. Except for the representations and warranties contained in Section 5 hereof, none of the Company nor any affiliate, representative, advisor or agent of the Company nor any other person has made or is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied with respect to the Company, this Agreement or the transactions contemplated hereby and such Noteholder disclaims any reliance on any representation or warranty of the Company or any affiliate, representative, advisor or agent of the Company except for the representations and warranties expressly set forth in Section 5 hereof.
SECTION 5.    Representations and Warranties of the Company. The Company represents and warrants to the Noteholders, as of the date hereof and as of the Closing Date, as follows:
(a)    Existence; Authority; Binding Effect.
(i)    The Company is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization.
(ii)    The Company has full legal capacity, power and authority to execute and deliver this Agreement and any other agreements or instruments executed or to be executed by it in connection herewith and to consummate the transactions contemplated herein and therein.
(iii)    The execution, delivery and performance by the Company of this Agreement and any other agreements or instruments executed or to be executed and delivered by the Company in connection herewith, and the consummation of the transactions contemplated hereby and thereby by the Company, have been duly and validly authorized and approved by the board of directors or other governing body of the Company, and no other actions on the part of the Company are necessary in respect thereof.
(iv)    This Agreement is, and the other agreements and instruments executed hereunder by the Company in connection herewith will be, a valid and binding obligation of the Company, enforceable against it in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
(b)    Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any governmental authority or any other person is required to be obtained, made or given by or with respect to the Company in connection with the execution and delivery of this Agreement or any other agreements or instruments executed and delivered hereunder or thereunder by the Company, or the performance of any obligations hereunder or thereunder by the Company, including the purchase of the Transferred Notes by the Company pursuant to this Agreement.

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(c)    Advice. The Company has completed its own independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other advisors in determining the legal, tax, financial and other consequences of this Agreement and the transactions contemplated hereby and the suitability of this Agreement and the transactions contemplated hereby for the Company and its particular circumstances.
(d)    No Other Representations or Warranties. Except for the representations and warranties contained in Sections 4 and 7 hereof, none of the Noteholders nor any affiliate, representative, advisor or agent of the Noteholders nor any other person has made or is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied with respect to the Noteholders, this Agreement or the transactions contemplated hereby and the Company disclaims any reliance on any representation or warranty of the Noteholders or any affiliate, representative, advisor or agent of the Noteholders except for the representations and warranties expressly set forth in Sections 4 and 7 hereof.
SECTION 6.    Restrictions on Acquisition and Transfer; Confidentiality. From the date hereof until the earlier of (a) the termination of this Agreement in accordance with its terms if such termination is the result of any reason other than a breach by such Noteholder and (b) the Closing, each Noteholder agrees that it shall not, and it shall cause each of its affiliates that are controlled by such Noteholder not to, except pursuant to the terms of this Agreement, directly or indirectly (A) sell, deliver, transfer, give, pledge, encumber, assign or otherwise dispose of or enter into any contract, option, derivative, swap, hedge or other arrangement or understanding with respect to the sale, delivery, transfer, gift, pledge, hypothecation, encumbrance, assignment or other disposition of (including by operation of law) any Transferred Notes (or any rights or interests of any nature whatsoever in or with respect to any Transferred Notes), or as to voting, agreeing or consenting (or abstaining therefrom) with respect to any amendment to or waiver of any terms of, or taking any other action whatsoever with respect to, the Notes and/or the Indenture, or (B) agree (whether or not in writing) to take any of the actions referred to in the foregoing clause (A). From the date hereof until the earlier of (a) the termination of this Agreement in accordance with its terms and (b) the Closing, the Company agrees that it will not disclose any information relating to the Agreement or the transactions contemplated hereunder (the “Information”) except to its representatives and agents, which it shall take reasonable care to ensure shall also not disclose the Information; provided that that Company may disclose the Information to the extent required or requested by law, legislation, rule, regulation or governmental (including Securities and Exchange Commission disclosure requirements), judicial, administrative, regulatory or self-regulatory (including any stock exchange) body or process.
SECTION 7.    Information. Each Noteholder acknowledges and agrees that the Company now possesses and may hereafter possess certain non-public information concerning the Company and its affiliates and/or the Notes that may or may not be known by such Noteholder (the “Non-Public Information”) which may constitute material information with respect to the foregoing, which Non-Public Information may include, without limitation, financial and operational information regarding the Company (including information regarding the Company’s financial condition, business and results of operations for the quarter and year ending December 31, 2018), its business, its condition (financial or otherwise), the outcome of any litigation, its prospects and a variety of

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potential strategic alternatives that the Company has explored, is exploring and may continue to explore in the future, including potential purchase and sale transactions, mergers, acquisitions, divestitures or joint ventures or other change of control transactions or similar transactions with large and small companies in the Company’s industry and related industries involving the Company, its subsidiaries and its affiliates and a variety of potential transactions involving new financing transactions and the outstanding indebtedness of the Company, which transactions may include a refinancing of such outstanding indebtedness or the purchase or repurchase of such outstanding indebtedness, including the Notes, by the Company or its affiliates at various prices and through various methods, including potentially through open market purchases or tender offers. Each Noteholder acknowledges that the aforementioned information about the Company’s finances, operations, business, litigation, prospects and strategy and any one or more of the aforementioned transactions, if effected, could materially impact the Company’s financial performance. Each Noteholder further acknowledges that the Company has offered to furnish the Non-Public Information to such Noteholder and such Noteholder has declined and does hereby decline to receive such Non-Public Information and that the Company is relying on the provisions of this Section 7 and would not enter into a transaction to purchase the Transferred Notes from such Noteholder absent the provisions of this Section 7. Each Noteholder agrees to sell such Noteholder’s Transferred Notes to the Company pursuant to the terms and conditions of this Agreement notwithstanding that it is aware that the Non-Public Information exists or may exist and that the Company has not disclosed any Non-Public Information to it. Each Noteholder acknowledges that it is a sophisticated seller with respect to the purchase, sale and valuation of notes such as the Transferred Notes and that the Company has no obligation to such Noteholder to disclose such Non-Public Information and has no fiduciary obligations to such Noteholder. Additionally, each Noteholder acknowledges that it has independently and without reliance upon the Company, and based upon such information as such Noteholder has deemed appropriate, made its own analysis and decision to sell the Transferred Notes to the Company pursuant hereto.
SECTION 8.    Release. Effective as of the Closing, each of the Noteholders hereby unconditionally and irrevocably waives, releases and discharges the Company and all of the Company’s directors, managers, officers, employees, equityholders, attorneys, affiliates and agents, and their respective successors and assigns, from any and all claims, demands, actions, causes of action, damages, judgments, liens, suits, losses, costs, expenses and liabilities of any kind (including, but not limited to, any and all claims alleging violations of federal or state securities laws, common-law fraud or deceit, breach of fiduciary duty, negligence or otherwise), known or unknown, anticipated or unanticipated, suspected or unsuspected, asserted or unasserted, fixed, contingent or conditional, at law or in equity, arising out of or in any way relating to (a) the Indenture or the Notes or any documents, agreements, dealings or other matters connected with the Indenture or the Notes, in each case to the extent arising (x) on or prior to the date hereof or (y) out of, or relating to, any actions, dealings or matters occurring on or prior to the date hereof, or (b) the existence or substance of the Non-Public Information or the fact that the Non-Public Information has not been disclosed to such Noteholder; provided that such release and discharge shall not be effective as to any matter arising out of a breach by the Company of the terms of this Agreement.
SECTION 9.    Securities Law Disclosure; Publicity. No later than 9:30 am (Eastern Time) on the third Business Day after the date hereof and after the Closing Date, the Company shall issue

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a Current Report on Form 8-K (each, a “Current Report”) disclosing the material terms of the transactions contemplated hereby, and shall file, within the time required by the Exchange Act of 1934, as amended, and the rules promulgated thereunder, any documents required either (i) to be included in such Current Report as exhibits thereto or (ii) to be filed with the Company’s subsequent periodic report. The Company represents to the Noteholders that, as of the issuance of the first such Current Report, the Company shall have publicly disclosed all material, non-public information known by the Company delivered to the Noteholders, if any, as of such time by the Company or any of its authorized representatives, which shall include its authorized officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. The Company shall afford each Noteholder and its counsel with a reasonable opportunity to review and comment upon such Current Reports, prior to the issuance, filing or public disclosure thereof, and the Company shall not issue, file or publicly disclose any such information to which any Noteholder shall reasonably object, unless required by, or in order to comply with, applicable law, legislation, rule, regulation or governmental (including Securities and Exchange Commission disclosure requirements), judicial, administrative, regulatory or self-regulatory (including any stock exchange) body or process. The Company shall not publicly disclose the name of any Noteholder without the prior written consent of such Noteholder, except to the extent such disclosure is required by, or in order to comply with, applicable law, legislation, rule, regulation or governmental (including Securities and Exchange Commission disclosure requirements), judicial, administrative, regulatory or self-regulatory (including any stock exchange) body or process, in which case the Company shall provide the Noteholders with prior notice of such disclosure permitted under this provision. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, which shall be disclosed by a Current Report filed pursuant to this provision, the Noteholders or their agent or counsel do not desire to receive any information that constitutes, or that the Company reasonably believes constitutes, material non-public information, unless prior thereto such Noteholder shall have consented to the receipt of such information and agreed with the Company to keep such information confidential.
SECTION 10.    Conditions to Closing.
(a)    General. The obligation of each party hereto to effect the purchase and sale of the Transferred Notes, and to execute and deliver documents, at the Closing is subject to the satisfaction at or prior to the Closing of the following conditions:
(i)    no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and precludes consummation of the transactions contemplated hereby; and
(ii)    no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority that prohibits or makes illegal this Agreement or the transactions contemplated hereby.
(b)    Conditions to Obligations of the Noteholders. The obligation of each Noteholder to effect the purchase and sale of the Transferred Notes, and to execute and

EXECUTION VERSION

deliver documents, at the Closing is subject to the satisfaction, or the waiver thereof by such Noteholder, at or prior to the Closing of the following conditions:
(i)    the representations and warranties of the Company contained in Section 5 hereof shall be true and correct in all material respects on and as of the date hereof and the date of Closing, with the same force and effect as though made on and as of such date;
(ii)    the Company shall have paid to each such Noteholder, in accordance with Section 3(b)(i) hereof, cash in U.S. Dollars in an amount equal to each such Noteholder’s Purchase Price as calculated pursuant to Section 2 above; and
(iii)    the Company shall have performed or complied with, in all material respects, its covenants required to be performed or complied with prior to, or as of, Closing under this Agreement.
(c)    Conditions to Obligations of the Company. The obligation of the Company to effect the purchase and sale of the Transferred Notes, and to execute and deliver documents, at the Closing is subject to the satisfaction, or the waiver thereof by the Company, at or prior to the Closing of the following conditions:
(i)    the representations and warranties of each Noteholder contained in Section 4(a) hereof shall be true and correct in all respects, and all other representations and warranties of each Noteholder contained in Section 4 hereof shall be true and correct in all material respects, on and as of the date hereof and the date of Closing, with the same force and effect as though made on and as of such date;
(ii)    each Noteholder shall have delivered to the Company, in accordance with Section 3(b)(ii) hereof, all of each such Noteholder’s Transferred Notes (in the aggregate principal amount set forth opposite the such Noteholder’s name on Schedule I hereto);
(iii)    the consummation of, and receipt of funds from, the Asset Sale, in an amount sufficient to purchase all of the Transferred Notes pursuant to this Agreement;
(iv)    each Noteholder shall have provided to the Company, not later than December 31, 2018, electronic copies of medallion stamp guaranteed position statements (or the equivalent) from the nominee or custodian of such Noteholder verifying its ownership of such Noteholder’s Transferred Notes; and
(v)    each Noteholder shall have performed or complied with, in all material respects, its covenants required to be performed or complied with prior to, or as of, Closing under this Agreement.

EXECUTION VERSION

SECTION 11.    Termination.
(a)    Termination Events. This Agreement may be terminated:
(i)    by either the Company, upon delivery of written notice of termination by the Company to the Noteholders, or the Noteholders, upon delivery of written notice of termination by the Noteholders to the Company, if the Closing has not occurred on or before 11:59 p.m., Eastern Time on February 4, 2019 (the “End Date”); provided, however, that (x) the Company shall not be entitled to terminate this Agreement pursuant to this Section 11(a)(i) if (1) the Company is in material breach of this Agreement as of the End Date or (2) any breach of this Agreement by the Company has caused the failure of any condition set forth in Section 10(a) or 10(b) as of the End Date, and (y) the Noteholders shall not be entitled to terminate this Agreement pursuant to this Section 11(a)(i) if (1) any Noteholder is in material breach of this Agreement as of the End Date or (2) any breach of this Agreement by any Noteholder has caused the failure of any condition set forth in Section 10(a) or 10(c) as of the End Date;
(ii)    by the Company, upon delivery of written notice of termination by the Company to the Noteholders, if (A) any Noteholder has breached or failed to perform any of its covenants or other agreements contained in this Agreement to be complied with by it such that the condition set forth in Section 10(c)(v) would not be satisfied or (B) there exists a breach of any representation or warranty of any Noteholder contained in Section 4 of this Agreement such that the condition set forth in Section 10(c)(i) would not be satisfied, and, in the case of both clause (A) and clause (B) above, such breach or failure to perform (x) has not been waived by the Company or cured on or before the earlier of ten (10) days after receipt by the Noteholders of written notice thereof or the End Date or (y) is incapable of being cured by the Noteholders by the End Date; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 11(a)(ii) if the Company is also in material breach of this Agreement at such time; and
(iii)    by the Noteholders, upon delivery of written notice of termination by the Noteholders to the Company, if (A) the Company has breached or failed to perform any of its covenants or other agreements contained in this Agreement to be complied with by it such that the condition set forth in Section 10(b)(iii) would not be satisfied, or (B) there exists a breach of any representation or warranty of the Company contained in Section 5 of this Agreement such that the condition set forth in Section 10(b)(i) would not be satisfied, and, in the case of each of clauses (A) and clause (B) above, such breach or failure to perform (x) has not been waived by the Noteholders or cured on or before the earlier of ten (10) days after receipt by the Company of written notice thereof or the End Date or (y) is incapable of being cured by the Company by the End Date; provided, however, that the Noteholders shall not be entitled to terminate this Agreement pursuant to this Section 11(a)(iii) if any Noteholder is also in material breach of this Agreement at such time.

EXECUTION VERSION

(b)    Effect of Termination. In the event of termination of this Agreement by any party as provided in Section 11(a), this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party (or any other person) with respect to this Agreement or the transactions contemplated in this Agreement; provided, however, that notwithstanding the foregoing, (i) no such termination shall relieve a party from any breach by such party prior to such termination and (ii) the provisions of Section 12 shall survive such termination.
SECTION 12.    Miscellaneous.
(a)    Amendments and Waivers. Other than any waiver of a condition of Section 10 by a party entitled to provide such a waiver under Section 10, amendments or modifications to this Agreement may only be made, and compliance with any term, covenant, agreement, condition or provision set forth herein may only be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon the written consent of each party hereto.
(b)    Notices. All notices, requests, consents, reports and demands shall be in writing, shall be deemed effectively given upon receipt and shall be hand delivered, sent by facsimile or other electronic transmission (provided confirmation of receipt of the transmission is mechanically or electronically generated and kept on file by the sending party), or mailed, postage prepaid, to the applicable party hereto at the applicable addresses and facsimile numbers or email addresses set forth below or, in each case, to such other address, facsimile number or email address of a party as may be furnished in writing by such party to the other parties hereto:
(i)    If to the Company, to:
c/o Resolute Forest Products Inc.
111 Duke Street, Suite 5000
Montreal, QC H3C 2M1
Facsimile No.: (514) 394-3644
Attention: VP – Legal Affairs

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Facsimile No: 212-757-3990
Attention: Lawrence G. Wee, Esq.

(ii)    If to the Noteholders, to the addresses set forth on the signature pages hereto.
(c)    Titles and Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

EXECUTION VERSION

(d)    Execution in Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which together shall constitute but one and the same instrument. Multiple counterparts of this Agreement may be delivered via facsimile or other electronic means, with the intention that they shall have the same effect as an original counterpart hereof.
(e)    Governing Law; Jurisdiction; Jury Trial. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to any choice of law rules (whether of the State of New York or any other jurisdictions) to the extent such rules would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
(f)    Limitation on Damages. Notwithstanding anything to the contrary in this Agreement, in no event shall a party hereto be liable under this Agreement to any other party hereto for (i) any exemplary or punitive damages or (ii) any special, consequential, incidental or indirect damages or lost profits.
(g)    Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.
(h)    Parties in Interest; Assignment. This Agreement binds and inures solely to the benefit of each party hereto and its successors and assigns and, except as otherwise set forth in Section 8, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may not be assigned by any party

EXECUTION VERSION

without the prior written consent of each of the other parties hereto. Any purported assignment without consent as required by this Section 12(h) shall be null and void.
(i)    Severability. In the event that one or more provisions of this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.
(j)    Further Assurances. From time to time, as and when requested by any party hereto, the other parties hereto will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.
(k)    Settlement. Prior to the settlement of the transactions contemplated by this Agreement, the parties hereto agree to approach Merrill Lynch, Pierce, Fenner & Smith Inc., or another qualified broker dealer (the "Broker Dealer"), to assist in the settlement of such transactions, including the repurchase of the Notes from the selling party and the sale of the acquired Notes to the Company, on the terms described herein. All aspects of such broker’s involvement and assistance will be subject to the approval of both parties hereto.  All fees and expenses of the Broker Dealer shall be paid by the Noteholders.
[Signatures Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.
RESOLUTE FOREST PRODUCTS INC.
By:_/s/_Rémi Lalonde______________________
Name: Rémi Lalonde
Title: Senior Vice President and Chief Financial Officer
As Investment Advisor or Sub-Advisor to the entities listed in Schedule I
By:_/s/__________________________________
Name:
Title: